For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports First Quarter 2012 Results

Billings, MT - April 23, 2012 - First Interstate BancSystem, Inc. reports first quarter 2012 net income available to common shareholders of $11.4 million, or $0.26 per diluted share, as compared to $12.4 million, or $0.29 per diluted share, for fourth quarter 2011 and $8.7 million, or $0.20 per diluted share, for first quarter 2011.

Significant financial statement items for the first quarter of 2012 include:

•	Non-performing assets to total assets declined to 3.60% as of March 31, 2012, compared to 3.81% as of December 31, 2011 and 3.79% as of March 31, 2011;

•
Provisions for loan losses were $11.3 million for the three months ended March 31, 2012, compared to $13.8 million for the three months ended December 31, 2011 and $15.0 million for the three months ended March 31, 2011;

•
Net interest margin ratio decreased to 3.72% for the three months ended March 31, 2012, as compared to 3.79% for the three months ended December 31, 2011, primarily due to a 9 basis point decrease in the yield on interest earning assets largely due to reductions in average loans outstanding during the period. This decrease was partially offset by a decline of 3 basis points in the cost of interest bearing liabilities during the three months ended March 31, 2012, as compared to the three months ended December 31, 2011;

•	Estimated collection and settlement costs of $3.0 million related to one borrower were recorded as other expense during the three months ended March 31, 2012.
RESULTS SUMMARY
(Unaudited; $ in thousands, except per share data)

	Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	March 31, 2012	December 31, 2011	March 31, 2011
Net income available to common shareholders	$11,361	$12,402	$8,662	-8.4%	31.2%
Diluted earnings per common share	0.26	0.29	0.20	-10.3%	30.0%
Dividends paid per common share	0.1200	0.1125	0.1125	6.7%	6.7%
Book value per common share	16.88	16.77	16.10	0.7%	4.8%
Tangible book value per common share*	12.47	12.33	11.63	1.1%	7.2%
Net tangible book value per common share*	13.87	13.74	13.04	0.9%	6.4%
Return on average common equity, annualized	6.32%	6.84%	5.11%
Return on average assets, annualized	0.67%	0.72%	0.52%

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.

“Our first quarter results reflect strong improvement over the prior year period, with earnings per share increasing by 30%,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “During the first quarter, we saw a continuation of the mixed trends we have seen over the past few quarters: improving credit quality and healthy deposit flows being offset by weak loan demand and compression in our net interest margin. We are encouraged by the steady decline we are seeing in our level of criticized loans and non-performing assets, which is translating into lower levels of charge-offs and provision for credit loss expense,” Garding further noted.
REVENUE SUMMARY
(Unaudited; $ in thousands)

	Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	March 31, 2012	December 31, 2011	March 31, 2011
Interest income	$69,057	$72,006	$73,843	-4.1%	-6.5%
Interest expense	8,423	8,971	12,045	-6.1%	-30.1%
Net interest income	60,634	63,035	61,798	-3.8%	-1.9%
Non-interest income:
Other service charges, commissions and fees	8,424	8,062	7,380	4.5%	14.1%
Income from the origination and sale of loans	8,384	8,087	3,445	3.7%	143.4%
Service charges on deposit accounts	4,161	4,543	4,110	-8.4%	1.2%
Wealth management revenues	3,283	3,177	3,295	3.3%	-0.4%
Investment securities gains, net	31	1,488	2	-97.9%	1,450.0%
Other income	2,099	1,640	1,927	28.0%	8.9%
Total non-interest income	26,382	26,997	20,159	-2.3%	30.9%
Total revenues	$87,016	$90,032	$81,957	-3.3%	6.2%
Tax equivalent interest margin ratio	3.72%	3.79%	3.73%

Net Interest Income

Net interest margin decreased 7 basis points during first quarter to 3.72%, as compared to 3.79% during fourth quarter 2011, primarily due to lower outstanding loan balances and lower yields earned on the Company's loan and investment portfolios. These decreases were partially offset by further reductions in funding costs, along with a continued shift from higher-costing savings and time deposits to lower-costing demand deposits.

The net interest margin ratio remained stable at 3.72% for the three months ended March 31, 2012, as compared to 3.73% during the same period in 2011. Lower yields earned on the Company's loan and investment portfolios and lower outstanding loan balances during the three months ended March 31, 2012, as compared to the same period in 2011, were offset by a 22 basis point reduction in the cost of interest bearing liabilities.

Non-interest Income

Non-interest income decreased during first quarter 2012, as compared to fourth quarter 2011, primarily due to decreases in net gains on the sale of investment securities, which were partially offset by increases in the market values of securities held under deferred compensation plans. During fourth quarter 2011, investment security gains included the recognition of $1.4 million of unamortized discounts on investment securities called by the issuing agencies.

Non-interest income increased during first quarter 2012, as compared to the same period in the prior year, primarily due to increases in income from the origination and sale of residential mortgage loans. Low mortgage interest rates continued to spur refinancing activity in the Company's market areas, which accounted for approximately 71% of the Company's residential real estate loan originations during first quarter 2012, as compared to 68% during fourth quarter 2011 and 56% during first quarter 2011.

NON-INTEREST EXPENSE
(Unaudited; $ in thousands)

	Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	March 31, 2012	December 31, 2011	March 31, 2011
Non-interest expense:
Salaries and wages	$21,564	$22,002	$20,203	-2.0%	6.7%
Employee benefits	8,966	6,871	7,499	30.5%	19.6%
Occupancy, net	3,988	3,815	4,215	4.5%	-5.4%
Furniture and equipment	3,138	3,195	3,220	-1.8%	-2.5%
Outsourced technology services	2,266	2,245	2,241	0.9%	1.1%
Other real estate owned ("OREO") expense, net of income	1,105	2,021	1,711	-45.3%	-35.4%
FDIC insurance premiums	1,595	1,607	2,466	-0.7%	-35.3%
Mortgage servicing rights amortization	895	940	807	-4.8%	10.9%
Mortgage servicing rights impairment (recovery)	(868)	427	(347)	-303.3%	-150.1%
Core deposit intangibles amortization	355	361	362	-1.7%	-1.9%
Other expenses	14,436	12,737	10,581	13.3%	36.4%
Total non-interest expense	$57,440	$56,221	$52,958	2.2%	8.5%

Employee benefits expense increased during first quarter 2012, as compared to fourth quarter 2011, primarily due to higher payroll tax expense and increases in the market values of securities held under deferred compensation plans. Employee benefits expense increased during first quarter 2012, as compared to first quarter 2011, primarily due to increases in group health insurance costs, higher stock-based compensation expense and increases in the market values of securities held under deferred compensation plans.

In February 2011, the FDIC issued a final rule that, among other things, modified the definition of an institution's deposit insurance assessment base and revised assessment rate schedules. These changes, which became effective April 1, 2011, resulted in a reduction in the Company's FDIC insurance premiums.

Variations in net OREO expense between periods were primarily due to fluctuations in write-downs of the estimated fair value of OREO properties. First quarter 2012 net OREO expense included $453 thousand of net operating expenses, $578 thousand of fair value write-downs and net losses of $74 thousand on the sale of OREO properties. During the fourth and first quarters of 2011, the Company recorded fair value write-downs of $1.5 million and $1.6 million , respectively.

Estimated collection and settlement costs of $3.0 million related to one borrower were recorded as other expense during the three months ended March 31, 2012.

ASSET QUALITY
(Unaudited; $ in thousands)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Allowance for loan losses - beginning of period	$112,581	$120,303	$120,480
Charge-offs	(9,087)	(22,435)	(12,339)
Recoveries	1,158	962	1,305
Provision	11,250	13,751	15,000
Allowance for loan losses - end of period	$115,902	$112,581	$124,446

	March 31, 2012	December 31, 2011	March 31, 2011
Period end loans	$4,158,616	$4,186,549	$4,263,764
Average loans	4,165,203	4,236,228	4,303,575
Non-performing loans:
Non-accrual loans	180,910	199,983	212,394
Accruing loans past due 90 days or more	5,017	4,111	4,140
Troubled debt restructurings	36,838	37,376	33,344
Total non-performing loans	222,765	241,470	249,878
Other real estate owned	44,756	37,452	31,995
Total non-performing assets	$267,521	$278,922	$281,873

Net charge-offs to average loans, annualized	0.76%	2.01%	1.04%
Provision for loan losses to average loans, annualized	1.08%	1.29%	1.41%
Allowance for loan losses to period end loans	2.79%	2.69%	2.92%
Allowance for loan losses to total non-performing loans	52.03%	46.62%	49.80%
Non-performing loans to period end loans	5.36%	5.77%	5.86%
Non-performing assets to period end loans and other real estate owned	6.36%	6.60%	6.56%
Non-performing assets to total assets	3.60%	3.81%	3.79%

As of March 31, 2012, total non-performing loans included $203 million of real estate loans, of which $87 million were construction loans and $90 million were commercial real estate loans. Non-performing construction loans as of March 31, 2012 were comprised of land acquisition and development loans of $61 million, commercial construction loans of $22 million and residential construction loans of $4 million.

Non-performing loans decreased 7.7% as of March 31, 2012 compared to December 31, 2011. Decreases in non-accrual loans, the largest component of non-performing loans, were primarily due to the movement of loans out of the loan portfolio due to charge-off or foreclosure.

During first quarter 2012, the Company recorded additions to OREO of $14 million. Approximately 68% of OREO additions during first quarter 2012 were attributable to the loans of four real estate borrowers. First quarter 2012 OREO additions were partially offset by write downs of the fair value of OREO properties of $578 thousand and sales of OREO with a net book value of $6 million at a slight loss.

Fluctuations in the provision for loan losses result from management's assessment of the adequacy of the Company's allowance for loan losses. Decreases in the provision for loan losses during first quarter 2012, as compared to the fourth and first quarters of 2011, are reflective of continued improvement and stabilization of credit quality as evidenced by declining levels of non-performing and criticized loans.

CREDIT QUALITY TRENDS
(Unaudited; $ in thousands)

	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Non-Performing Loans	Non-Performing Assets
Q1 2009	$9,600	$4,693	$92,223	$98,980	$103,653	$122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312
Q1 2011	15,000	11,034	124,446	68,021	249,878	281,873
Q2 2011	15,400	15,267	124,579	70,145	263,467	291,790
Q3 2011	14,000	18,276	120,303	62,165	262,578	287,658
Q4 2011	13,751	21,473	112,581	75,603	241,470	278,922
Q1 2012	11,250	7,929	115,902	58,531	222,765	267,521

CRITICIZED LOANS
(Unaudited; $ in thousands)

	Other Assets Especially Mentioned	Substandard	Doubtful	Total
Q1 2009	$163,402	$231,861	$40,356	$435,619
Q2 2009	230,833	242,751	48,326	521,910
Q3 2009	239,320	271,487	60,725	571,532
Q4 2009	279,294	271,324	69,603	620,221
Q1 2010	312,441	311,866	64,113	688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832

LOANS
(Unaudited; $ in thousands)

	March 31, 2012	December 31, 2011	March 31, 2011	Sequential Quarter % Change	Year Over Year % Change
Real estate loans:
Commercial	$1,533,624	$1,553,155	$1,553,750	-1.3%	-1.3%
Construction:
Land acquisition & development	272,874	278,613	319,573	-2.1%	-14.6%
Residential	50,332	61,106	78,572	-17.6%	-35.9%
Commercial	65,196	61,054	95,623	6.8%	-31.8%
Total construction loans	388,402	400,773	493,768	-3.1%	-21.3%
Residential	562,588	571,943	561,420	-1.6%	0.2%
Agricultural	171,685	175,302	181,513	-2.1%	-5.4%
Total real estate loans	2,656,299	2,701,173	2,790,451	-1.7%	-4.8%
Consumer:
Indirect consumer loans	407,389	407,651	411,908	-0.1%	-1.1%
Other consumer loans	142,144	147,487	155,100	-3.6%	-8.4%
Credit card loans	56,540	60,933	58,075	-7.2%	-2.6%
Total consumer loans	606,073	616,071	625,083	-1.6%	-3.0%
Commercial	708,397	693,261	703,837	2.2%	0.6%
Agricultural	128,599	119,710	121,571	7.4%	5.8%
Other loans, including overdrafts	568	2,813	1,830	-79.8%	-69.0%
Loans held for investment	4,099,936	4,133,028	4,242,772	-0.8%	-3.4%
Mortgage loans held for sale	58,680	53,521	20,992	9.6%	179.5%
Total loans	$4,158,616	$4,186,549	$4,263,764	-0.7%	-2.5%

Total loans decreased as of March 31, 2012, as compared to December 31, 2011 and March 31, 2011, with all major categories of loans showing decreases with the exception of commercial and agricultural loans. Declines in total loans during first quarter 2012 were primarily due to the continued combined effects of movement of lower quality loans out of the loan portfolio through charge-off or foreclosure and weak loan demand.

DEPOSITS
(Unaudited; $ in thousands)

	March 31, 2012	December 31, 2011	March 31, 2011	Sequential Quarter % Change	Year Over Year % Change
Non-interest bearing demand	$1,284,823	$1,271,709	$1,110,940	1.0%	15.7%
Interest bearing:
Demand	1,618,174	1,306,509	1,259,105	23.9%	28.5%
Savings	1,480,435	1,691,413	1,742,958	-12.5%	-15.1%
Time, $100 and over	671,014	681,047	825,585	-1.5%	-18.7%
Time, other	856,388	876,293	992,596	-2.3%	-13.7%
Total interest bearing	4,626,011	4,555,262	4,820,244	1.6%	-4.0%
Total deposits	$5,910,834	$5,826,971	$5,931,184	1.4%	-0.3%

Total deposits increased as of March 31, 2012, as compared to December 31, 2011 and remained flat as compared to March 31, 2011. As a result of a regulatory change allowing businesses to receive interest on checking accounts, the Company discontinued its savings sweep product resulting in a shift of approximately $300 million from savings deposits into demand deposits during first quarter 2012. During first quarter 2012, the Company continued to experience a shift in the mix of deposits away from time deposits to demand deposits. Management attributes this shift to the effects of a prolonged low interest rate environment and corresponding hesitation of customers to invest their funds for extended periods at such low interest rates.

CAPITAL
(Unaudited, $ in thousands, except per share data)

	March 31, 2012	December 31, 2011	March 31, 2011	Sequential Quarter % Change	Year Over Year % Change
Preferred stockholders' equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders' equity	709,781	701,986	682,049	1.1%	4.1%
Accumulated other comprehensive income, net	19,494	19,034	9,648	2.4%	102.1%
Total stockholders' equity	$779,275	$771,020	$741,697	1.1%	5.1%
Book value per common share	$16.88	$16.77	$16.10	0.7%	4.8%
Tangible book value per common share*	$12.47	$12.33	$11.63	1.1%	7.2%
Net tangible book value per common share *	$13.87	$13.74	$13.04	0.9%	6.4%
Weighted average common shares outstanding for basic earnings per common share computation	42,873,769	42,783,770	42,689,390	0.2%	0.4%
Weighted average common shares outstanding for diluted earnings per common share computation	42,982,543	42,847,772	42,859,981	0.3%	0.3%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.

CAPITAL RATIOS
(Unaudited)

	March 31, 2012		December 31, 2011	March 31, 2011
Tangible common stockholders' equity to tangible assets*	7.48%		7.43%	6.90%
Net tangible common stockholders' equity to tangible assets*	8.32%		8.28%	7.74%
Tier 1 common capital to total risk weighted assets	11.35%	**	11.04%	10.40%
Leverage ratio	10.01%	**	9.84%	9.34%
Tier 1 risk-based capital	14.90%	**	14.55%	13.85%
Total risk-based capital	16.89%	**	16.54%	15.83%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders' equity to tangible assets.

**	Preliminary estimate - may be subject to change.

As of March 31, 2012, the Company had capital levels that, in all cases, exceeded the “well capitalized” requirements under all regulatory capital guidelines.

First Quarter 2012 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss first quarter 2012 results at 11:00 a.m. Eastern Time (9:00 a.m. MDT) on Tuesday, April 24, 2012. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MDT) on April 24, 2012 through May 25, 2012 by dialing 1-877-344-7529 (using conference ID 10012022). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 71 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about decreased levels of criticized loans, stabilization of the loan portfolio, the Company's level of allowance for loan losses, manageability of credit costs and levels of profitability. Therefore, the Company's actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release: credit losses; concentrations of real estate loans; economic and market developments, including inflation; commercial loan risk; adequacy of the allowance for loan losses; impairment of goodwill; changes in interest rates; access to low-cost funding sources; increases in deposit insurance premiums; inability to grow business; adverse economic conditions affecting Montana, Wyoming and western South Dakota; governmental regulation and changes in regulatory, tax and accounting rules and interpretations; sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act; changes in or noncompliance with governmental regulations; effects of recent legislative and regulatory efforts to stabilize financial markets; dependence on the Company’s management team; ability to attract and retain qualified employees; failure of technology; reliance on external vendors; disruption of vital infrastructure and other business interruptions; illiquidity in the credit markets; inability to meet liquidity requirements; lack of acquisition candidates; failure to manage growth; competition; inability to manage risks in turbulent and dynamic market conditions; ineffective internal operational controls; environmental remediation and other costs; failure to effectively implement technology-driven products and services; litigation pertaining to fiduciary responsibilities; capital required to support the Company’s bank subsidiary; soundness of other financial institutions; impact of Basel III capital standards and forthcoming new capital rules proposed for U.S. banks; inability of our bank subsidiary to pay dividends; change in dividend policy; lack of public market for our Class A common stock; volatility of Class A common stock; voting control of Class B stockholders; decline in market price of Class A common stock; dilution as a result of future equity issuances; uninsured nature of any investment in Class A common stock; anti-takeover provisions; controlled company status; subordination of common stock to Company debt; uncertainties associated with introducing new products or lines of business; and, downgrade of the U.S. credit rating.

A more detailed discussion of each of the foregoing risks is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed February 28, 2012. These factors and the other risk factors described in the Company's periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company's forward-looking statements. Other unknown or unpredictable factors also could harm the Company's results. Investors and others are encouraged to read the more detailed discussion of the Company's risks contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

CONSOLIDATED BALANCE SHEETS
(Unaudited, $ in thousands)

	March 31, 2012	December 31, 2011	March 31, 2011
Assets
Cash and due from banks	$128,341	$142,502	$120,814
Federal funds sold	304	309	3,108
Interest bearing deposits in banks	494,279	329,636	556,399
Total cash and cash equivalents	622,924	472,447	680,321
Investment securities:
Available-for-sale	1,955,436	2,016,864	1,841,281
Held-to-maturity (estimated fair values of $166,932, $161,877 and $147,401 at March 31, 2012, December 31, 2011 and March 31, 2011, respectively)	158,070	152,781	146,097
Total investment securities	2,113,506	2,169,645	1,987,378
Loans held for investment	4,099,936	4,133,028	4,242,772
Mortgage loans held for sale	58,680	53,521	20,992
Total loans	4,158,616	4,186,549	4,263,764
Less allowance for loan losses	115,902	112,581	124,446
Net loans	4,042,714	4,073,968	4,139,318
Premises and equipment, net of accumulated depreciation	185,230	184,771	185,702
Goodwill	183,673	183,673	183,673
Company-owned life insurance	75,342	74,880	73,545
Other real estate owned ("OREO"), net of write-downs	44,756	37,452	31,995
Accrued interest receivable	30,407	31,974	32,380
Mortgage servicing rights, net of accumulated amortization and impairment reserve	11,833	11,555	13,284
Deferred tax asset, net	9,571	9,628	19,112
Core deposit intangibles, net of accumulated amortization	7,002	7,357	8,441
Other assets	67,348	68,177	73,977
Total assets	$7,394,306	$7,325,527	$7,429,126
Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,284,823	$1,271,709	$1,110,940
Interest bearing	4,626,011	4,555,262	4,820,244
Total deposits	5,910,834	5,826,971	5,931,184
Securities sold under repurchase agreements	491,058	516,243	536,955
Accounts payable and accrued expenses	43,972	42,248	40,400
Accrued interest payable	8,255	8,123	12,162
Long-term debt	37,191	37,200	37,491
Other borrowed funds	6	7	5,522
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715
Total liabilities	6,615,031	6,554,507	6,687,429
Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	268,411	266,842	264,932
Retained earnings	441,370	435,144	417,117
Accumulated other comprehensive income, net	19,494	19,034	9,648
Total stockholders’ equity	779,275	771,020	741,697
Total liabilities and stockholders’ equity	$7,394,306	$7,325,527	$7,429,126

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Interest income:
Interest and fees on loans	$57,910	$60,529	$62,391
Interest and dividends on investment securities:
Taxable	9,705	10,023	9,911
Exempt from federal taxes	1,204	1,196	1,171
Interest on deposits in banks	237	256	367
Interest on federal funds sold	1	2	3
Total interest income	69,057	72,006	73,843
Interest expense:
Interest on deposits	6,262	6,854	9,871
Interest on securities sold under repurchase agreements	156	150	237
Interest on long-term debt	498	493	489
Interest on subordinated debentures held by subsidiary trusts	1,507	1,474	1,448
Total interest expense	8,423	8,971	12,045
Net interest income	60,634	63,035	61,798
Provision for loan losses	11,250	13,751	15,000
Net interest income after provision for loan losses	49,384	49,284	46,798
Non-interest income:
Other service charges, commissions and fees	8,424	8,062	7,380
Income from the origination and sale of loans	8,384	8,087	3,445
Service charges on deposit accounts	4,161	4,543	4,110
Wealth management revenues	3,283	3,177	3,295
Investment securities gains, net	31	1,488	2
Other income	2,099	1,640	1,927
Total non-interest income	26,382	26,997	20,159
Non-interest expense:
Salaries and wages	21,564	22,002	20,203
Employee benefits	8,966	6,871	7,499
Occupancy, net	3,988	3,815	4,215
Furniture and equipment	3,138	3,195	3,220
Outsourced technology services	2,266	2,245	2,241
FDIC insurance premiums	1,595	1,607	2,466
OREO expense, net of income	1,105	2,021	1,711
Mortgage servicing rights amortization	895	940	807
Mortgage servicing rights impairment (recovery)	(868)	427	(347)
Core deposit intangibles amortization	355	361	362
Other expenses	14,436	12,737	10,581
Total non-interest expense	57,440	56,221	52,958
Income before income tax expense	18,326	20,060	13,999
Income tax expense	6,112	6,795	4,493
Net income	12,214	13,265	9,506
Preferred stock dividends	853	863	844
Net income available to common shareholders	$11,361	$12,402	$8,662

Basic earnings per common share	$0.26	$0.29	$0.20
Diluted earnings per common share	$0.26	$0.29	$0.20

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Three Months Ended
	March 31, 2012			December 31, 2011			March 31, 2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,165,203	$58,374	5.64%	$4,236,228	$60,928	5.71%	$4,303,575	$62,836	5.92%
Investment securities (2)	2,143,438	11,604	2.18	2,071,372	11,910	2.28	1,948,422	11,758	2.45
Interest bearing deposits in banks	374,899	237	0.25	401,654	256	0.25	587,804	367	0.25
Federal funds sold	609	1	0.66	973	2	0.82	2,242	3	0.54
Total interest earnings assets	6,684,149	70,216	4.23	6,710,227	73,096	4.32	6,842,043	74,964	4.44
Non-earning assets	619,137			618,712			622,539
Total assets	$7,303,286			$7,328,939			$7,464,582
Interest bearing liabilities:
Demand deposits	$1,582,805	$646	0.16%	$1,300,105	$601	0.18%	$1,249,283	$834	0.27%
Savings deposits	1,449,239	1,015	0.28	1,689,109	1,217	0.29	1,744,747	2,000	0.46
Time deposits	1,540,789	4,601	1.20	1,598,361	5,036	1.25	1,874,515	7,037	1.52
Repurchase agreements	513,407	156	0.12	487,734	150	0.12	569,881	237	0.17
Other borrowed funds	35	—	—	5,589	—	—	5,695	—	—
Long-term debt	37,194	498	5.39	37,315	493	5.24	37,496	489	5.29
Subordinated debentures held by subsidiary trusts	123,715	1,507	4.90	123,715	1,474	4.73	123,715	1,448	4.75
Total interest bearing liabilities	5,247,184	8,423	0.65	5,241,928	8,971	0.68	5,605,332	12,045	0.87
Non-interest bearing deposits	1,232,874			1,269,423			1,070,744
Other non-interest bearing liabilities	50,071			47,956			51,013
Stockholders’ equity	773,157			769,632			737,493
Total liabilities and stockholders’ equity	$7,303,286			$7,328,939			$7,464,582
Net FTE interest income		$61,793			$64,125			$62,919
Less FTE adjustments (2)		(1,159)			(1,090)			(1,121)
Net interest income from consolidated statements of income		$60,634			$63,035			$61,798
Interest rate spread			3.58%			3.64%			3.57%
Net FTE interest margin (3)			3.72%			3.79%			3.73%
Cost of funds, including non-interest bearing demand deposits (4)			0.52%			0.55%			0.73%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) net tangible book value per common share; (iii) tangible common stockholders' equity to tangible assets; (iv) net tangible common stockholders' equity to tangible assets; and (v) tangible assets.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding.

For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders' equity divided by shares of common stock outstanding. The Company's goodwill as of March 31, 2012 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.

For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets.

For purposes of computing net tangible common stockholders' equity to tangible assets, net tangible common stockholders' equity equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders' equity to tangible assets is calculated as net tangible common stockholders' equity divided by tangible assets.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES
(Unaudited; $ in thousands except share and per share data)

	March 31, 2012	December 31, 2011	March 31, 2011
Total stockholders’ equity (GAAP)	779,275	771,020	741,697
Less goodwill and other intangible assets (excluding mortgage servicing rights)	190,708	191,065	192,155
Less preferred stock	50,000	50,000	50,000
Tangible common stockholders’ equity (Non-GAAP)	$538,567	$529,955	$499,542
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499
Net tangible common stockholders’ equity (Non-GAAP)	$599,066	$590,454	$560,041
Total assets (GAAP)	7,394,306	7,325,527	7,429,126
Less goodwill and other intangible assets (excluding mortgage servicing rights)	190,708	191,065	192,155
Tangible assets (Non-GAAP)	7,203,598	7,134,462	7,236,971
Common shares outstanding	43,190,975	42,984,174	42,961,253
Book value per common share	$16.88	$16.77	$16.10
Tangible book value per common share	$12.47	$12.33	$11.63
Net tangible book value per common share	$13.87	$13.74	$13.04
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	7.48%	7.43%	6.90%
Net tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.32%	8.28%	7.74%

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com